UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2021 (December 21, 2021)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

L.B. Foster Company (the “Company”) announced that, on December 21, 2021, its Board of Directors (the “Board”) appointed Mr. Sean M. Reilly as Controller and principal accounting officer of the Company, with his term commencing effective January 10, 2022 (the “Start Date”). Mr. Reilly will serve in such positions until a successor has been selected and qualified or until his earlier separation or removal.

Mr. Reilly, age 49, most recently served as Vice President of Finance – Metal Cutting Division, at Kennametal, Inc., a publicly-traded corporation providing metal cutting and wear-protection solutions to various industries, since April 2019. There he was the lead finance executive of a multinational business with over $1 billion in sales and multiple manufacturing locations. Prior to that role, Mr. Reilly served in roles of increasing responsibility at Kennametal, Inc., including as Director of Finance – Infrastructure division, from July 2016 to April 2019; Director of Finance – Integrated Supply Chain and Logistic from July 2015 to July 2016; Director of Finance – Asia from January 2013 to July 2015 in Singapore; Earthworks Controller from December 2007 to December 2012; and Manager of External Financial Reporting from 2002 to 2004. He was also employed by Tollgrade Communications, Inc., which was a publicly traded telecommunications company providing broadband, electricity, and smart grid solutions, as controller from 2004 to 2007, and by PricewaterhouseCoopers, LLP from 1995 to 2002 as a manager of audit engagements. Mr. Reilly is a Certified Public Accountant in the Commonwealth of Pennsylvania and holds a Bachelor of Science in Business Administration with and emphasis in Accounting from West Virginia University and an Executive Master’s Degree in Business Administration from the University of Pittsburgh.

In connection with his employment with the Company, Mr. Reilly will be paid an annual base salary of $250,000 and will be eligible to receive a 2022 cash bonus (at target) equal to 35% of his base salary, if earned. Mr. Reilly will also be eligible to participate in the Company’s Long Term Incentive Plan for 2022, which award is equal to $100,000 and is comprised 34% payable in restricted stock vesting in 33 1/3% increments over three years (subject to his continued employment with the Company), and 66% in performance share units which, if earned, based upon the achievement of the applicable performance goals, would be paid at the end of the three-year performance period. Effective as of the Start Date, Mr. Reilly will be granted 10,000 shares of Company restricted stock, which award shall vest in one-third increments on each of the first three anniversary dates of the grant subject to his continued employment with the Company. As an officer of the Company, he will be entitled to the benefit of the Company’s directors’ and officers’ insurance, Company-paid long-term disability and life insurance premiums, financial counseling, a Company car allowance, participation in the Supplemental Executive Retirement Plan, and separation payments under the Company Key Employee Separation Plan in the event of both a change in control and qualifying termination of employment. He will also be eligible to participate in other medical and benefit programs generally offered to employees of the Company. Mr. Reilly has signed a Confidentiality, Intellectual Property, and Non-Compete Agreement which provides for restrictions on competition for one year post-separation, and non-solicitation of customers and employees for two years after termination of employment.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	December 22, 2021	/s/ Patrick J. Guinee
Patrick J. Guinee
Senior Vice President,
General Counsel, and Corporate Secretary